UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2017

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 8.01 Other Events.

On October 20, 2017, Form 4 reports were filed to reflect stock transactions made by Todd M. Pope, the Chief Executive Officer of TransEnterix, Inc. (the "Company"). On October 18, 2017, Mr. Pope exercised incentive stock options to acquire 150,000 shares of the Company’s common stock. In addition, on October 18, 2017, 600,000 shares of common stock were sold on behalf of Mr. Pope under a written 10b5-1(c) trading plan executed by Mr. Pope earlier in 2017. The trading plan sets forth previously established instructions for the broker to execute, including price and the number of shares to be sold.

In addition to the 150,000 owned shares, Mr. Pope continues to hold stock options to acquire an aggregate of 3,625,348 shares of common stock, exercisable over time and subject to rolling four-year vesting schedules, and restricted stock units awards covering 1,614,445 shares of common stock with forfeiture periods ranging from one to three years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

October 20, 2017	By:	/s/ Joseph P Slattery

Name: Joseph P Slattery
Title: EVP and Chief Financial Officer